UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2010

CENTRAL JERSEY BANCORP

(Exact name of registrant as specified in charter)

New Jersey	0-49925	22-3757709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 Highway 35, Oakhurst, New Jersey	07755
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 663-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2010, Central Jersey Bancorp (“Central Jersey”) and its wholly owned subsidiary, Central Jersey Bank, National Association (“Central Jersey Bank”), and Kearny Financial Corp. (“Kearny”) and its wholly owned subsidiary, Kearny Federal Savings Bank (“Kearny Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Central Jersey will merge with a to-be-formed subsidiary of Kearny and thereby become a wholly owned subsidiary of Kearny (the “Merger”).  Immediately thereafter, Central Jersey Bank will merge with and into Kearny Bank (the “Bank Merger”).  Central Jersey Bank will operate as a division of Kearny Bank for at least 18 months after the closing.

Under the terms of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference, shareholders of Central Jersey will receive $7.50 in cash for each share of Central Jersey common stock held.  The Merger Agreement also provides that all options to purchase Central Jersey common stock which are outstanding and unexercised immediately prior to the closing under Central Jersey’s various stock option plans will be cancelled in exchange for a cash payment equal to the positive difference between $7.50 and the exercise price.  The estimated aggregate value of the transaction is $72.3 million.

Central Jersey will use its best efforts to redeem the 11,300 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A previously issued by Central Jersey to the U.S. Department of the Treasury (the “Treasury”) under the Capital Purchase Program established as part of the Troubled Asset Relief Program (TARP) immediately before or contemporaneously with the closing.  The warrant issued by Central Jersey to the Treasury in connection with the Treasury’s preferred stock investment will be converted into the right to receive the product of the positive difference between $7.50 and the warrant exercise price multiplied by the number of shares subject to the warrant.

The Merger Agreement contains (a) customary representations and warranties of Central Jersey and Kearny, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Central Jersey to conduct its business in the ordinary course until the Merger is completed, and (c) covenants of Central Jersey not to take certain actions until the Merger is completed without the prior written consent of Kearny.  Central Jersey has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by shareholders of Central Jersey, governmental filings and regulatory approvals and expiration of applicable waiting periods, absence of litigation, accuracy of specified representations and warranties of the other parties, and obtaining material permits and authorizations for the lawful consummation of the Merger and the Bank Merger.  The Merger is also conditioned upon Central Jersey’s nonperforming assets, as defined in the Merger Agreement, not exceeding $20.0 million between March 31, 2010 and the closing date.

The executive officers and directors of Central Jersey have agreed to vote their shares of Central Jersey common stock in favor of the approval of the Merger Agreement at the Central Jersey meeting of shareholders to be held to vote on the Merger Agreement.

The Merger Agreement also contains certain termination rights for Central Jersey and Kearny, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: final, non-appealable denial of required regulatory approvals for consummation of the Merger; failure of Central Jersey shareholders to approve the Merger; if, subject to certain conditions, the Merger has not been completed by March 31, 2011; a breach by the other party that is not or cannot be cured within 30 days after written notice, if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; entry by the Board of Directors of Central Jersey into an alternative business combination transaction; or the failure by the Board of Directors of Central Jersey to hold a meeting of shareholders to vote on the Merger Agreement or to recommend the Merger to its shareholders. If the Merger is not consummated under certain circumstances, Central Jersey has agreed to pay Kearny a termination fee of up to $2.8 million.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement.  In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (c) may have been included in the Merger Agreement for the purpose of allocating risk between Central Jersey and Kearny rather than establishing matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety.  The schedules to the Merger Agreement have been omitted.  Central Jersey hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

Central Jersey and Kearny issued a press release on May 25, 2010 announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

The foregoing material contains forward-looking statements concerning Central Jersey and Kearny.  We caution that such statements are subject to a number of uncertainties and readers should not place undue reliance on any forward-looking statements.  Central Jersey and Kearny do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

* * * * *

In connection with the Merger, Central Jersey will file a proxy statement with the SEC to be distributed to the shareholders of Central Jersey.  Shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Central Jersey and Kearny, free of charge from the SEC’s website (www.sec.gov) or by contacting Central Jersey, Attention: James S. Vaccaro, Chairman, President and Chief Executive Officer, telephone (732) 663-4000.

Central Jersey and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from Central Jersey’s shareholders in favor of the transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Central Jersey shareholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC.  You can find information about Central Jersey’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s website (www.sec.gov).  You can also obtain free copies of these documents from Central Jersey using the contact information above.

Section 5 – Corporate Governance and Management

Item 5.07.                 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Central Jersey held on May 26, 2010, each of the following nominees for director was elected to serve on the Board of Directors of Central Jersey for a one-year term to expire at the next Annual Meeting of Shareholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James G. Aaron, Esq.	3,718,682	426,876	3,516,460
Mark R. Aikins, Esq.	3,762,398	383,162	3,516,460
John A. Brockriede	3,758,886	386,672	3,516,460
George S. Callas	3,762,386	383,172	3,516,460
Paul A. Larson, Jr.	3,763,304	382,254	3,516,460
Carmen M. Penta, C.P.A.	3,713,854	431,704	3,516,460
Mark G. Solow	3,665,891	479,667	3,516,460
James S. Vaccaro	3,615,969	529,589	3,516,460
Robert S. Vuono	3,755,471	390,087	3,516,460

In addition to the election of directors, the non-binding advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders was approved.  Balloting for the vote approving the non-binding advisory resolution was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,705,707	669,158	287,153	0

Section 9 – Financial Statements and Exhibits

Item 9.01.                Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 25, 2010 by and among Kearny Financial Corp., Kearny Federal Savings Bank, Central Jersey Bancorp and Central Jersey Bank, N.A.

99.1	Press Release re: Kearny Financial Corp. and Central Jersey Bancorp Announce Execution of Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL JERSEY BANCORP
(Registrant)
By:	/s/ James S. Vaccaro
James S. Vaccaro
President and Chief Executive Officer
Date:  May 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 25, 2010 by and among Kearny Financial Corp., Kearny Federal Savings Bank, Central Jersey Bancorp and Central Jersey Bank, N.A.

99.1	Press Release re: Kearny Financial Corp. and Central Jersey Bancorp Announce Execution of Merger Agreement.